Exhibit 10.3

FLOOR & DECOR HOLDINGS, INC.

Form of 2023 Special Performance and Service Restricted Stock Unit Agreement
Pursuant to the
Floor & Decor Holdings, Inc.
2017 Stock Incentive Plan

AGREEMENT (this “Agreement”), dated as of ____________ (the “Grant Date”) between Floor & Decor Holdings, Inc., a Delaware corporation (the “Company” and, collectively with its controlled Affiliates, the “Employer”), and ________ (the “Participant”).
Preliminary Statement
Subject to the terms and conditions set forth herein, the Committee hereby grants the Participant the right to receive the number of shares of Common Stock specified in Section 1 and Section 2 hereof (the “Performance and Service Restricted Stock Units”), as an Eligible Employee, Consultant or Non-Employee Director, on the Grant Date pursuant to the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan, as it may be amended from time to time (the “Plan”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.
Accordingly, the parties hereto agree as follows:
1.Grant of Service Restricted Stock Units. Subject to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted _________ Restricted Stock Units on the Grant Date, which are designated as “Service Restricted Stock Units”. Each Service Restricted Stock Unit represents an unfunded, unsecured right to receive one (1) share of Common Stock on the Payment Date(s) specified in Section 5 hereof. The Service Restricted Stock Units shall vest, if at all, on the dates (each a “Vesting Date”) and in the cumulative number of Service Restricted Stock Units provided in the table below, rounded to the nearest whole Service Restricted Stock Unit, subject to the Participant not having incurred a Termination prior to the applicable Vesting Date. There shall be no proportionate or partial vesting in the periods between the vesting dates.

Vesting Date	Cumulative Vested Percentage
Second anniversary of the Grant Date	25%
Third anniversary of the Grant Date	50%
Fourth anniversary of the Grant Date	100%
2.Grant of Performance Restricted Stock Units. Subject to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted Restricted Stock Units on the Grant Date as follows, which Restricted Stock Units are designated as “Performance Restricted Stock Units”. Each Performance Restricted Stock Unit represents an unfunded, unsecured right to receive one (1) share of Common Stock on the Payment Date(s) specified in Section 5 hereof.
Target Number of Performance Restricted Stock Units: _____________

Maximum Number of Performance Restricted Stock Units: ______________
The number of Performance Restricted Stock Units (if any) that become vested shall be determined upon the date on which the Committee determines and certifies the extent to which the Performance Goals set forth in Exhibit A attached hereto have been achieved (or not), which date shall occur as soon as practicable following the end of the Performance Period (as defined in Exhibit A attached hereto), but in no event later than 60 days following the end of the Performance Period (the “Measurement Date”); provided that the Participant has not incurred a Termination prior to the fourth anniversary of the Grant Date (except as otherwise set forth in this Agreement). In no event shall the number of Performance Restricted Stock Units that vest hereunder exceed the Maximum Number of Performance Restricted Stock Units indicated above. All Performance Restricted Stock Units that do not become vested as of the Measurement Date shall be automatically forfeited without consideration therefor. The Committee’s determination and certification of (i) the achievement of Performance Goals and (ii) the number of Performance Restricted Stock Units that vest (if any) pursuant to this Section 2, shall be final and binding on the Participant.
Notwithstanding anything herein to the contrary, the Committee shall have discretion to adjust the Performance Goals, or the metrics used to determine achievement of the Performance Goals, to reflect (A) a change in accounting standards or principles, (B) a significant acquisition or divestiture, (C) a significant capital transaction, (D) a change to or difference in the applicable fiscal year, or (E) any other unusual, nonrecurring or other extraordinary event or item.
3.Detrimental Activity.
(a)In consideration for the grant of Performance and Service Restricted Stock Units and in addition to any other remedies available to the Company, the Participant acknowledges and agrees that the Performance and Service Restricted Stock Units are subject to the provisions in the Plan regarding Detrimental Activity. If the Participant engages in any Detrimental Activity prior to, or during the two-year period after, any vesting of the Performance Stock Units, all unvested Performance Stock Units, and vested Performance Stock Units that have not been settled, shall be forfeited, without compensation, and the Committee shall be entitled to recover from the Participant (at any time within one year after such engagement in Detrimental Activity) an amount equal to the Fair Market Value as of the vesting date(s) of any Performance Stock Units that had vested and been settled in the period referred to above.
(b)The restrictions regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and are considered by the Participant to be reasonable for such purposes. Without intending to limit the legal or equitable remedies available in the Plan and in this Agreement, the Participant acknowledges that engaging in Detrimental Activity will cause the Company material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such activity or threat thereof, the Company shall be entitled, in addition to the remedies provided under the Plan, to obtain from any court of competent jurisdiction a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in Detrimental Activity or such other relief as may be required to specifically enforce any of the covenants in the Plan and this Agreement without the necessity of posting a bond, and in the case of a temporary restraining order or a preliminary injunction, without having to prove special damages. For purposes of this Section 3(b), a material breach of any agreement between the Participant and the Company or an Affiliate of the Company as described in prong (e) of the definition of “Detrimental Activity” shall include, but not be limited to, the breach of the covenants set forth in Exhibit B attached hereto and incorporated herein by reference.
4.Forfeiture. The Participant shall forfeit to the Company, without compensation, any and all unvested Performance and Service Restricted Stock Units upon the Participant’s Termination for any reason.
5.Payment. The Company shall, as soon as reasonably practicable (a) with respect to the Performance Restricted Stock Units, following the fourth anniversary of the Grant Date and (b) with respect to the Service Restricted Stock Units, following the applicable Vesting Date, as applicable (and in no event later than March 15th of the calendar year following the calendar year in which the applicable date occurs) (each, a “Payment Date”), deliver (or cause to be delivered) to the Participant one (1) share of Common Stock with respect to each vested Performance and Service Restricted Stock Unit as settlement of such Performance and Service Restricted Stock Unit and each such Performance and Service Restricted Stock Unit shall thereafter be cancelled.
6.Withholding. Unless otherwise directed or permitted by the Committee, the Participant shall pay or provide for all applicable withholding taxes in respect of the settlement of the Performance and Service Restricted Stock Units by (a) remitting the aggregate amount of such taxes to the Company in full, by cash, or by check, bank draft or money order payable to the order of the Company, (b) to the extent permitted by the Company, having the Employer withhold, from shares of Common Stock delivered upon settlement of the Performance and Service Restricted Stock Units, a number of whole shares of Common Stock having a Fair Market Value equal to an amount necessary to satisfy all required federal, state, local and other non-U.S. withholding obligations using up to the maximum statutory withholding rates, as determined by the Company, for federal, state, local or non-U.S. tax purposes, including payroll taxes, or (c) to the extent permitted by the Company, by making arrangements with the Company to have such taxes withheld from other compensation due to the Participant.
7.Dividend Equivalents. With respect to ordinary cash dividends in respect of shares of Common Stock covered by any outstanding Performance and Service Restricted Stock Units. Participant will have the right to receive an amount in cash equal to the product of (a) the amount of any ordinary cash dividend paid with respect to a share of Common Stock on or after the Grant Date and on or prior to the earlier to occur of (i) the Payment Date, or (ii) the termination or forfeiture for any reason of the outstanding Performance and Service Restricted Stock Units, multiplied by (b) the number of shares of Common Stock covered by such Performance and Service Restricted Stock Units (a “Dividend Equivalent”). A Dividend Equivalent shall be subject to the same vesting restrictions and payment conditions as the Performance and Service Restricted Stock Units to which such Dividend Equivalent relates as set forth in Section 1 or Section 2, as applicable, and subject to Section 4. Any Dividend Equivalents in respect of Performance and Service Restricted Stock Units that do not vest, shall be forfeited and retained by the Company. For the avoidance of doubt, (A) if a Performance and Service Restricted Stock Unit does not ultimately become vested hereunder, no Dividend Equivalent payments shall be made with respect to such unvested Performance and Service Restricted Stock Unit, and (B) in no event shall a Dividend Equivalent be paid that would result in Participant receiving both the Dividend Equivalent and the actual dividend with respect to a Performance and Service Restricted Stock Unit and the corresponding share of Common Stock.
8.Termination and Change in Control. The provisions in the Plan regarding Termination and Change in Control shall apply to the Performance and Service Restricted Stock Units.
9.Performance and Service Restricted Stock Unit Transfer Restrictions. Unless otherwise determined by the Committee, Performance and Service Restricted Stock Units may not be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of whether for value or for no value and whether voluntarily or involuntarily (including by operation of law) by the Participant (a “Transfer”) other than by will or by the laws of descent and distribution and any other purported Transfer shall be void and unenforceable against the Company and its Affiliates.
10.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
11.Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(1)unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 11, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Floor & Decor Holdings, Inc.
2500 Windy Ridge Parkway, SE
Atlanta, GA 30339
Attention: General Counsel
Telephone: (404) 471-1634
Facsimile: (404) 393-3540

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attention:    Ekaterina P. Napalkova
Telephone:    (212) 969-3215
Facsimile:    (212) 969-2900
Email:         enapalkova@proskauer.com

(b)    if to the Participant, to the address on file with the Employer.
Any notice, demand or request, if made in accordance with this Section 11 shall be deemed to have been duly given: (a) when delivered in person; (b) three days after being sent by United States mail; or (c) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.
12.No Right to Employment/Consultancy/Directorship. This Agreement shall not give the Participant or other Person any right to employment, consultancy or directorship by the Employer, or limit in any way the right of the Employer to terminate the Participant’s employment, consultancy or directorship at any time.
13.Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THE PLAN OR THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THE PLAN OR THIS AGREEMENT.
14.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment or service with the Employer.
15.Severability of Provisions. If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.
16.Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

17.Section 409A. Although the Company makes no guarantee with respect to the tax treatment of the Performance and Service Restricted Stock Units, the award of Performance and Service Restricted Stock Units and Dividend Equivalents pursuant to this Agreement is intended to comply with, or to be exempt from, Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. The Performance and Service Restricted Stock Units and Dividend Equivalents shall be limited, construed and interpreted in accordance with such intent; provided that the Employer does not guarantee to the Participant any particular tax treatment of the Performance and Service Restricted Stock Units or Dividend Equivalents. In no event whatsoever shall the Employer be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Dividend Equivalents shall be treated separately from the Performance and Service Restricted Stock Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
18.Interpretation. Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.
19.No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

FLOOR & DECOR HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name: